Exhibit 99.1

                SOVEREIGN BANCORP, INC. ANNOUNCES FOURTH QUARTER
                           AND FULL YEAR 2006 EARNINGS

    PHILADELPHIA, Jan. 17 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported for the year ended December 31, 2006 net income of $137 million, or $.30 per share as compared to $676 million, or $1.69 per diluted share, in 2005. Net income in 2006 included the seven-month impact of the acquisition of Independence Community Bancorp, Inc. ("Independence"), which closed in the second quarter of 2006. Also included in 2006 net income were other various charges, including charges related to the recently announced expense reduction initiative and balance sheet restructuring as well as merger charges and additional provision for credit losses related to the Independence acquisition. The charges related to the balance sheet restructuring and expense management initiatives reflect a strategic shift away from wholesale revenues and increased emphasis on improving results in Sovereign's core consumer and commercial businesses. All charges are detailed in the financial tables included in this release.

    For the fourth quarter of 2006, Sovereign reported a net loss of $129 million, or $(.28) per share, as compared to net income of $165 million, or $.42 per diluted share, for the fourth quarter of 2005. Net income in the fourth quarter of 2006 included an additional provision for credit losses of $192 million after-tax, or $.38 per share, related to the sale of correspondent home equity loans; balance sheet restructuring charges of $42.9 million after-tax, or $.08 per share; severance and restructuring charges of $51.1 million after-tax, or $.10 per share; and merger and integration charges of $6.9 million after-tax, or $.01 per share. Net income in the fourth quarter of 2005 included charges related to proxy and related professional fees of $3.8 million after-tax, or $.01 per share.

    Effective in the third quarter of 2006, Sovereign refined its definition of operating earnings and related per share amounts to now include the amortization of intangible assets. Sovereign believes this definition is more commonly used in the investment community and will ease comparability of its results with other financial institutions. A reconciliation of net income to operating earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    Operating earnings for EPS purposes were $692 million, or $1.48 per diluted share, in 2006 as compared to $716 million, or $1.72 per diluted share, in 2005. Operating earnings in 2006 excluded the above-mentioned charges. In 2005, operating earnings excluded after-tax charges related to mergers and acquisitions, restructuring charges and proxy and related professional fees.

    For the quarter ended December 31, 2006, Sovereign's operating earnings for EPS purposes were $167 million, or $.33 per diluted share, which excluded the charges mentioned above, as compared to $176 million, or $.43 per diluted share a year ago, which also excluded the above-mentioned charges.

    Commenting on results for the full year 2006 and the fourth quarter of 2006, Joseph P. Campanelli, Sovereign's President and CEO, stated, "Last month we announced expense reduction initiatives and a balance sheet restructuring which we believe are major steps toward achieving the goals announced in October to aggressively reduce costs, strengthen our capital position, improve the customer experience and re-present our company to investors through better communications. While these steps will enhance the quality of our balance sheet and improve the quality of our earnings going forward, a number of large charges were recorded during the fourth quarter as a result of these steps, distorting our fourth quarter and full year 2006 financial results. We believe, however, that these steps reposition Sovereign for sustainable growth in core earnings in the future."

    Net Interest Income and Margin

    For the fourth quarter of 2006, Sovereign reported net interest income of $487 million as compared to $403 million in the fourth quarter of 2005. Sovereign's average loan balance, including acquisitions and loans held-for-sale, increased by $19.9 billion over last year and about $950 million on a linked quarter basis to $63.4 billion. The period end loan portfolio decreased by approximately $590 million from third quarter levels, reflecting the sale of approximately $455 million of multi-family loans that settled during the quarter and planned runoff in home equity and residential mortgage loans. This decrease was partially offset by strong commercial loan growth. Sovereign's average core deposits, including acquisitions, increased $8.8 billion over last year and decreased $591 million linked quarter to $36.9 billion, driven by reductions in higher-cost categories. Period-end core deposit balances increased $290 million during the quarter to $36.3 billion, reflecting an annualized growth rate of 3.2%, while time deposits decreased $689 million from the previous quarter to $16.1 billion.

    Net interest margin was 2.60% for the fourth quarter of 2006 as compared to 2.64% in the third quarter of 2006 and 3.01% in the fourth quarter of 2005. The decline in net interest margin reflects the continued impact of an inverted yield curve and a shift in deposit mix to higher cost categories. The yield on interest earning assets expanded 2 basis points during the quarter while total funding costs expanded 10 basis points during the same period.

    As previously announced on December 21, 2006, Sovereign has taken steps to reduce the contribution of wholesale earnings to its results by selling loans and reducing wholesale borrowings and brokered money market accounts. Approximately $7.2 billion of loan sales are expected to settle throughout the first quarter of 2007; these loans have been transferred to held-for-sale and recorded at the lower of cost or market value as of December 31, 2006. Sovereign also expects to sell an additional $1.5 billion of multi-family loans and record a non-recurring gain in the first quarter of 2007.

    Non-Interest Income

    Total fees and other income before security gains totaled $149 million for the fourth quarter of 2006, down from $160 million a year ago. Included in the period's results were $23.0 million of net special charges that are discussed later in this release; excluding these items, non-interest income increased 7.8% from a year ago. Consumer and commercial banking fees increased 9.3% from a year ago, primarily a result of the Independence acquisition, and were relatively unchanged from the third quarter of 2006. Mortgage banking revenues for the quarter were a loss of $7.6 million, compared to gains of $14.3 million last quarter and $26.5 million in the same quarter a year ago. These losses were driven by two special items - a loss of $28.2 million related to $2.9 billion of residential mortgage loans transferred to held-for-sale, partially offset by a $5.2 million gain related to the sale of approximately $455 million of multi-family loans. Additionally, due to changes in prepayment speeds and interest rates during the quarter, a $3.5 million impairment charge to increase the valuation reserve for mortgage servicing rights was recorded.

    During the quarter, Sovereign recognized a net loss on securities of $36.0 million, which includes a $43.0 million loss related to $1.5 billion of investment securities that were sold and reinvested during the fourth quarter of 2006 as part of the balance sheet restructuring. This compares to a gain of $29.2 million in the third quarter of 2006 and a net loss on securities of $1.3 million a year ago.

    Non-Interest Expense

    G&A expenses were $355 million for the fourth quarter of 2006, up $3.1 million or 3.5% annualized from the third quarter of 2006, primarily due to increased marketing and legal costs. G&A expenses to average assets were 1.56% for the quarter, compared to 1.55% in the third quarter of 2006 and 1.76% a year ago. Due to the aforementioned net interest margin compression and special charges impacting mortgage banking revenues, Sovereign's efficiency ratio increased to 55.8% during the quarter versus 50.0% a year ago.

    Sovereign has begun to implement several expense reduction initiatives that were previously announced on December 15, 2006. In total Sovereign has identified approximately $100 million of cost reductions and anticipates that $80 million of these reductions will be reflected in the 2007 expense base. Sovereign anticipates realizing 75% of the $100 million savings on a run rate basis by the end of the second quarter of 2007 and 100% by the end of 2007.

    Fourth Quarter Charges

    Several charges are reflected in Sovereign's financial statements this quarter. These charges relate to the recently announced cost cutting and balance sheet restructuring program, the recent retirement of certain executives from the Company, and the Independence acquisition. Management believes that these events are unusual in nature, and therefore has excluded these charges from its operating earnings definition in order for analysts and investors to obtain a clearer picture of Sovereign's earnings stream going forward. Because these charges impact several categories of Sovereign's income statement, the following table highlights which items management has designated as special charges, and where these charges are reflected:

    Income Statement          Pre-tax
     Line Item            (Charge)/Benefit         Explanation

    Balance Sheet Restructuring Gain/(Loss):

    Provision for          $(296) million  Charge related to sale of $4.5
     Credit Losses                         billion correspondent home equity
                                           portfolio

    Mortgage Banking      $(28.2) million  Charge related to sale of $2.9
     Revenue                               billion residential mortgage
                                           loans
                            $5.2  million  Gain on sale of $455 million
                                           multi-family loans

    Net gain/(loss) on    $(43.0) million  Loss on sale of $1.5 billion
     sale of investments                   investment securities


    Expense Reduction Initiative and Independence Acquisition Charges:

    Other Expense         $(46.5) million  Executive management severance
                                           charges
                          $(32.2) million  Reduction in workforce and other
                                           restructuring charges
                          $(10.6) million  Merger and integration charges
                                           related to Independence

    Additionally, net charge-offs were impacted by the balance sheet restructuring as follows:

    Net Charge-offs      $(389.6) million  $382.5 million net charge-off
                                           related to sale of $4.5 billion
                                           correspondent home equity
                                           portfolio
                                           $7.1 million net charge-off
                                           related to sale of $2.0 billion
                                           residential mortgage loans

    Asset Quality

    Recent strategic decisions to reduce exposures to wholesale assets impacted certain credit quality statistics for the quarter. Annualized net charge-offs were 2.75% of average loans for the fourth quarter, compared to .23% in the third quarter of 2006 and .21% a year ago. In dollars, net charge-offs were $436.0 million in the fourth quarter versus $35.3 million in the third quarter and $23.2 million a year ago. Included in net charge-offs during the quarter were the credit charges related to $4.5 billion of correspondent home equity loans and $2.9 billion of residential mortgage loans, in the amount of $382.5 million and $7.1 million, respectively. Excluding these special charges, net charge-offs were .29% of average loans. Also included during the fourth quarter were $13.0 million of charge-offs related to the correspondent home equity portfolio prior to its held-for-sale designation and a $14.0 million charge-off related to one commercial credit, which in total impacted the fourth quarter net charge-off rate by 17 basis points.

    Non-performing loans to total loans held for investment decreased two basis points from third quarter levels to .35%. Non-performing loans decreased by $38.9 million from last quarter to $193.9 million. The allowance for credit losses to non-performing loans was 251% at December 31, 2006, as compared to 240% at September 30, 2006 and 231% at December 31, 2005.

    Sovereign's provision for credit losses was $366 million this quarter, compared to $45.0 million in the third quarter of 2006 and $26.0 million in the fourth quarter of 2005. As discussed earlier, the provision for credit losses was higher during the recent quarter by $296 million due to special charges related to the pending sale of the correspondent home equity portfolio.

    Capital

    Sovereign's capital ratios at December 31, 2006 reflect the charges related to the balance sheet restructuring and expense reduction initiative; however, the reduction in Sovereign's total assets will not be reflected until the loan sales settle in the first quarter of 2007. Sovereign's Tier 1 leverage ratio was 5.73% at December 31, 2006. Tangible equity to tangible assets, which includes preferred stock, was 3.78% excluding other comprehensive income ("OCI") and was 3.73% including OCI. Tangible common equity to tangible assets, excluding other comprehensive income ("OCI") was 3.55% and including OCI was 3.50%. The equity to assets ratio was 9.65% at December 31, 2006. Sovereign Bank's Tier 1 leverage ratio was 6.21% and the Bank's total risk-based capital ratio was 10.08% at December 31, 2006.

    About Sovereign

    Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), the parent company of Sovereign Bank, is a $90 billion financial institution with nearly 800 community banking offices, over 2,000 ATMs and approximately 12,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. Sovereign is the 17th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

    Investors, analysts and other interested parties will have the opportunity to listen to a live web-cast of Sovereign's Fourth Quarter 2006 earnings call on Thursday, January 18 beginning at 8:00 a.m. ET at http://www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=1454100. International parties are invited to dial into the conference call at 706-679-7706. The webcast and replay can be accessed anytime from 8:00 a.m. ET on Thursday, January 18, 2007 through 12:00 a.m. ET on April 18, 2007. Questions may be submitted during the call via email accessible from Sovereign Bancorp's broadcast and Investor Relations sites. A telephone replay will be accessible from 11:00 a.m. ET on Thursday, January 18, 2007 through 12:00 a.m. ET (midnight) on Monday, January 29, 2007 by dialing 1-800-642-1687, confirmation id #5934673.

    Note:

    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses. Operating earnings for 2005 and 2006 EPS purposes represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges, other-than-temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities and proxy and related professional fees. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services; and acts of God, including natural disasters.

    Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp's performance or recommendations regarding Sovereign's securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign's performance or recommendations regarding Sovereign's securities imply Sovereign's endorsement of or concurrence with such information, conclusions or recommendations.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                             Quarter Ended
                                      -----------------------------------------------------------
(dollars in millions, except           Dec. 31      Sept. 30    June 30      Mar. 31     Dec. 31
 per share data)                        2006          2006        2006         2006        2005
-----------------------------------   ---------    ---------   ---------    ---------   ---------
Operating Data

Net income (loss)                     $  (129.4)   $   184.0   $   (59.1)   $   141.4   $   165.5
Net income (loss) for EPS
 purposes                                (133.1)       188.5       (61.5)       147.7       171.8
Operating earnings for EPS
 purposes (1)                             166.6        207.0       163.2        155.2       175.6
Net interest income                       487.0        491.8       438.8        404.0       403.2
Provision for credit losses (6)           366.0         45.0        44.5         29.0        26.0
Total fees and other income
 before securities transactions
 (7)                                      149.4        171.9       142.0        134.3       159.9
Net gain (loss) on investment
 securities (8)                           (36.1)        29.2      (305.0)         0.0        (1.3)
G&A expense                               354.9        351.8       303.3        280.0       281.8
Other expenses (9)                        134.5         75.3        58.9         44.8        40.0

Performance Statistics

Bancorp

Net interest margin                        2.60%        2.64%       2.86%        3.00%       3.01%
Return on average assets                  -0.57%        0.81%      -0.32%        0.90%       1.03%
Operating return on average
 assets  (1)                               0.73%        0.91%       0.89%        0.98%       1.10%
Return on average equity                  -5.82%        8.47%      -3.54%        9.72%      11.49%
Operating return on average
 equity  (1)                               7.49%        9.52%       9.77%       10.68%      12.20%
Return on average tangible equity        -15.54%       23.72%      -8.16%       19.29%      23.67%
Operating return on average
 tangible equity  (1)                     20.00%       26.68%      22.54%       21.18%      25.12%
Annualized net loan charge-offs
 to average loans (10)                     2.75%        0.23%       0.23%        0.26%       0.21%
G & A expense to average assets            1.56%        1.55%       1.66%        1.77%       1.76%
Efficiency ratio  (3)                     55.77%       53.01%      52.22%       52.01%      50.04%

Per Share Data

Basic earnings (loss) per share
 (2)                                  $   (0.28)   $    0.39   $   (0.15)   $    0.38   $    0.44
Diluted earnings (loss) per share
 (2)                                      (0.28)        0.37       (0.15)        0.36        0.42
Operating earnings per share (1)
 (2)                                       0.33         0.41        0.37         0.38        0.43
Dividend declared per share               0.080        0.080       0.080        0.060       0.060
Common book value (4)                     17.83        18.07       17.50        16.42       16.21
Common stock price:
  High                                $   25.90    $   21.60   $   21.76    $   21.53   $   22.37
  Low                                     21.27        20.07       20.19        19.57       19.65
  Close                                   25.39        21.51       20.31        20.87       20.59
Weighted average common shares:
 (2)
  Basic                                   473.4        472.4       412.0        376.9       375.6
  Diluted (5)                             473.4        506.1       412.0        410.4       409.6
End-of-period common shares:
  Basic                                   473.8        472.6       471.8        359.3       358.4
  Diluted                                 508.7        506.5       505.5        391.1       390.5

NOTES:

(1) Operating earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. See page H and I for a reconciliation of GAAP and Non-GAAP measures.

(2) Prior period earnings per share and weighted average common shares have been restated to reflect the 5% stock dividend paid to shareholders of record on June 15, 2006.

(3) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.

(4) Common book value equals common stockholders' equity at period-end divided by common shares outstanding.

(5) Diluted and basic average common shares outstanding are the same for the fourth and second quarters of 2006 due to the net loss reported for the period.

(6) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.

(7) The fourth quarter of 2006 includes a net lower of cost or market adjustment associated with the residential loan portfolio held for sale of $28.2 million.

(8) The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.

(9) The fourth quarter of 2006 includes $78.7 million of severance and restructuring charges.

(10) Charge-offs for the fourth quarter of 2006 include $389.5 million of charge-offs related to the lower of cost or market valuation adjustments recorded for correspondent home equity and residential loan portfolios that are held for sale as well as a $14 million charge-off on a large commercial loan.

                                                 Year to Date
                                           ------------------------
(dollars in millions, except                 Dec. 31       Dec. 31
 per share data)                              2006          2005
----------------------------------------   ----------    ----------
Operating Data

Net income (loss)                          $    136.9    $    676.2
Net income (loss) for EPS purposes              129.0         701.6
Operating earnings for EPS purposes
 (1)                                            692.0         716.2
Net interest income                           1,821.6       1,632.1
Provision for credit losses (6)                 484.5          90.0
Total fees and other income before
 securities transactions (7)                    597.5         591.0
Net gain (loss) on investment
 securities (8)                                (312.0)         11.7
G&A expense                                   1,290.0       1,089.2
Other expenses (9)                              313.5         163.4

Performance Statistics

Bancorp

Net interest margin                              2.75%         3.17%
Return on average assets                         0.17%         1.11%
Operating return on average assets
 (1)                                             0.87%         1.18%
Return on average equity                         1.82%        11.92%
Operating return on average equity
 (1)                                             9.20%        12.62%
Return on average tangible equity                4.46%        24.52%
Operating return on average tangible
 equity (1)                                     22.55%        25.97%
Annualized net loan charge-offs to
 average loans (10)                              0.96%         0.20%
G & A expense to average assets                  1.62%         1.79%
Efficiency ratio  (3)                           53.33%        49.00%

Per Share Data

Basic earnings (loss) per share (2)        $     0.30    $     1.77
Diluted earnings (loss) per share
 (2)                                             0.30          1.69
Operating earnings per share (1) (2)             1.48          1.72
Dividend declared per share                     0.300         0.170
Common book value  (4)                          17.83         16.21
Common stock price:
  High                                     $    25.90    $    23.54
  Low                                           19.57         19.17
  Close                                         25.39         20.59
Weighted average common shares: (2)
  Basic                                         433.9         381.8
  Diluted (5)                                   433.9         416.0
End-of-period common shares:
  Basic                                         473.8         358.4
  Diluted                                       508.7         390.5

NOTES:

(1) Operating earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. See page H and I for a reconciliation of GAAP and Non-GAAP measures.

(2) Prior period earnings per share and weighted average common shares have been restated to reflect the 5% stock dividend paid to shareholders of record on June 15, 2006.

(3) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.

(4) Common book value equals common stockholders' equity at period-end divided by common shares outstanding.

(5) Diluted and basic average common shares outstanding are the same for the fourth and second quarters of 2006 due to the net loss reported for the period.

(6) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.

(7) The fourth quarter of 2006 includes a net lower of cost or market adjustment associated with the residential loan portfolio held for sale of $28.2 million.

(8) The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.

(9) The fourth quarter of 2006 includes $78.7 million of severance and restructuring charges.

(10) Charge-offs for the fourth quarter of 2006 include $389.5 million of charge-offs related to the lower of cost or market valuation adjustments recorded for correspondent home equity and residential loan portfolios that are held for sale as well as a $14 million charge-off on a large commercial loan.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                             Quarter Ended
                                      -----------------------------------------------------------
                                       Dec. 31      Sept. 30    June 30      Mar. 31     Dec. 31
(dollars in millions)                   2006          2006        2006         2006        2005
-----------------------------------   ---------    ---------   ---------    ---------   ---------
Financial Condition Data:

General
  Total assets                        $  89,642    $  90,410   $  88,753    $  65,060   $  63,679
  Loans held for investment              55,385       63,178      61,610       45,164      43,804
  Total deposits and
   customer related
   accounts:                             52,385       52,784      52,592       38,820      37,978
    Core deposits and other
     customer related
     accounts                            36,321       36,031      36,593       27,143      26,639
    Time deposits                        16,064       16,753      15,999       11,678      11,339
  Borrowings                             26,850       27,101      26,171       19,216      18,721
  Minority interests                        156          210         209          206         206
  Stockholders' equity                    8,644        8,734       8,451        5,900       5,811
  Goodwill                                5,005        4,990       4,930        2,715       2,717
  Core deposit and other
   intangibles                              498          533         633          197         214

Asset Quality (1)
  Non-performing assets               $   221.6    $   273.1   $   259.1    $   200.5   $   205.6
  Non-performing loans                $   193.9    $   232.8   $   219.7    $   183.5   $   189.5
  Non-performing assets to
   total assets, excluding
   LHS                                     0.27%        0.30%       0.29%        0.31%       0.32%
  Non-performing loans to
   loans held for
   investment                              0.35%        0.37%       0.36%        0.41%       0.43%
  Allowance for credit
   losses                             $   486.3    $   558.1   $   551.4    $   438.5   $   437.8
  Allowance for credit
   losses to total loans
   held for investment                     0.88%        0.88%       0.90%        0.97%       1.00%
  Allowance for credit
   losses to non-performing
   loans                                    251%         240%        251%         239%        231%

Capitalization - Bancorp
 (2)
  Stockholders' equity to
   total assets                            9.64%        9.66%       9.52%        9.07%       9.13%
  Tier 1 leverage capital
   ratio                                   5.73%        5.82%       5.69%        6.74%       6.68%
  Tangible equity to
   tangible assets,
   excluding OCI                           3.78%        3.89%       3.73%        5.16%       5.05%
  Tangible common equity to
   tangible assets,
   excluding OCI                           3.55%        3.66%       3.50%        5.16%       5.05%
  Tangible equity to
   tangible assets,
   including OCI                           3.73%        3.78%       3.49%        4.81%       4.73%
  Tangible common equity to
   tangible assets,
   including OCI                           3.50%        3.55%       3.25%        4.81%       4.73%

Capitalization - Bank (2)
  Stockholders' equity to
   total assets                           11.75%       11.65%       9.70%       10.59%      10.61%
  Tier 1 leverage capital
   ratio                                   6.21%        6.21%       6.28%        6.97%       6.84%
  Tier 1 risk-based capital
   ratio                                   7.52%        7.67%       7.91%        8.52%       8.21%
  Total risk-based capital
   ratio                                  10.08%       10.34%      10.28%       10.97%      10.66%

(1) Non-performing loans and assets at December 31, 2006 exclude $21.5 million of residential non-accrual loans and $66.0 million of home equity non-accrual loans that are classified as held for sale.

(2) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

                                          Dec. 31          Sept. 30          June 30
(dollars in thousands)                     2006              2006              2006
-----------------------------------   --------------    --------------    --------------
Assets
Cash and amounts due
 from depository institutions         $    1,804,117    $    1,932,603    $    1,714,042
Investments:
  Available-for-sale                      13,874,628        12,821,075        12,218,168
  Held-to-maturity                                 -                 -                 -
  Other investments                        1,003,012         1,020,723           933,507
    Total investments                     14,877,640        13,841,798        13,151,675
Loans:
  Commercial                              30,472,344        29,984,325        28,999,921
  Consumer                                24,913,085        33,193,395        32,610,190
    Total loans held for
     investment                           55,385,429        63,177,720        61,610,111
Less allowance for loan losses              (471,030)         (544,482)         (537,372)
    Total loans held for
     investment, net                      54,914,399        62,633,238        61,072,739
Loans held for sale                        7,203,167                 -                 -
Premises and equipment, net                  605,707           591,601           587,254
Accrued interest receivable                  422,901           413,018           375,213
Goodwill                                   5,005,185         4,989,539         4,929,586
Core deposit and other intangibles           498,420           532,626           632,665
Bank owned life insurance                  1,725,222         1,704,955         1,686,571
Other assets                               2,585,091         3,770,681         4,603,322
    Total assets                      $   89,641,849    $   90,410,059    $   88,753,067

Liabilities and Stockholders'
 Equity
Liabilities:
Deposits and other customer
 related accounts:
  Core and other customer related
   accounts                           $   36,320,674    $   36,030,850    $   36,593,254
  Time deposits                           16,063,880        16,752,764        15,999,234
    Total                                 52,384,554        52,783,614        52,592,488
Borrowings and other debt
 obligations                              26,849,717        27,100,522        26,170,589
Other liabilities                          1,606,794         1,582,174         1,329,383
    Total liabilities                     80,841,065        81,466,310        80,092,460
Minority interests                           156,385           209,972           209,466
Stockholders' equity:
  Preferred Stock                            195,445           195,445           195,445
  Common Stock                             6,183,281         6,166,992         6,156,925
  Warrants and stock options                 343,391           338,867           337,637
  Unallocated ESOP shares                    (19,019)          (21,396)          (21,396)
  Treasury stock                             (49,028)          (57,646)          (65,984)
  Accumulated other
   comprehensive loss                        (24,746)          (74,543)         (193,186)
  Retained earnings                        2,015,075         2,186,058         2,041,700
    Total stockholders' equity             8,644,399         8,733,777         8,451,141
    Total liabilities and
     stockholders' equity             $   89,641,849    $   90,410,059    $   88,753,067

                                               Mar. 31           Dec. 31
(dollars in thousands)                          2006              2005
----------------------------------------   --------------    --------------
Assets
Cash and amounts due from depository
 institutions                              $      997,447    $    1,131,936
Investments:
  Available-for-sale                            7,063,492         7,258,402
  Held-to-maturity                              4,936,066         4,647,627
  Other investments                               670,353           651,299
    Total investments                          12,669,911        12,557,328
Loans:
  Commercial                                   17,250,897        16,635,646
  Consumer                                     27,913,516        27,168,201
    Total loans held for investment            45,164,413        43,803,847
Less allowance for loan losses                   (421,860)         (419,599)
    Total loans held for investment, net       44,742,553        43,384,248
Loans held for sale                                     -                 -
Premises and equipment, net                       408,119           412,017
Accrued interest receivable                       275,343           286,300
Goodwill                                        2,715,217         2,716,826
Core deposit and other intangibles                196,756           213,975
Bank owned life insurance                       1,027,403         1,018,125
Other assets                                    2,027,191         1,957,971
    Total assets                           $   65,059,940    $   63,678,726

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
  Core and other customer related
   accounts                                $   27,142,655    $   26,639,246
  Time deposits                                11,677,492        11,338,460
    Total                                      38,820,147        37,977,706
Borrowings and other debt obligations          19,216,159        18,720,897
Other liabilities                                 917,661           963,764
    Total liabilities                          58,953,967        57,662,367
Minority interests                                206,141           205,660
Stockholders' equity:
  Preferred Stock                                       -                 -
  Common Stock                                  3,657,038         3,657,543
  Warrants and stock options                      335,717           337,346
  Unallocated ESOP shares                         (21,396)          (21,396)
  Treasury stock                                 (466,328)         (478,734)
  Accumulated other comprehensive loss           (211,760)         (170,798)
  Retained earnings                             2,606,561         2,486,738
    Total stockholders' equity                  5,899,832         5,810,699
    Total liabilities and stockholders'
     equity                                $   65,059,940    $   63,678,726

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                          Quarter Ended
                            --------------------------------------------------------------------------
(dollars in thousands,         Dec. 31        Sept. 30       June 30         Mar. 31         Dec. 31
 except per share data)         2006            2006           2006            2006           2005
-------------------------   ------------    ------------   ------------    ------------   ------------
Interest and dividend
 income:
  Interest on
   interest-earning
   deposits                 $      6,274    $      5,408   $      2,954    $      2,116   $      2,605
  Interest on
   investment
   securities
    Available for sale           192,084         201,766        116,653          90,095         91,163
    Held to maturity                 912           1,065         50,473          53,553         51,225
    Other                         19,508          13,287         13,016           5,603          4,971
  Interest on loans            1,035,224       1,019,325        808,922         688,166        661,072
    Total interest
     and dividend
     income                    1,254,002       1,240,851        992,018         839,533        811,036
Interest expense:
  Deposits and
   related customer
   accounts                      421,472         412,858        306,030         231,837        201,449
  Borrowings                     345,498         336,206        247,217         203,738        206,344
    Total interest
     expense                     766,970         749,064        553,247         435,575        407,793
    Net interest
     income                      487,032         491,787        438,771         403,958        403,243
Provision for credit
 losses (4)                      365,961          45,000         44,500          29,000         26,000
    Net interest
     income after
     provision for
     credit losses               121,071         446,787        394,271         374,958        377,243
Non-interest income:
  Consumer banking
   fees                           73,389          74,298         67,467          60,798         64,696
  Commercial banking
   fees                           48,405          47,690         43,949          39,016         46,699
  Mortgage banking
   revenue (1)                    (7,606)         14,329          4,524          12,992         26,501
  Capital markets
   revenue                         7,358           4,009          2,313           3,889          4,053
  Bank owned life
   insurance income               20,237          20,116         15,359          11,327         11,398
  Other                            7,586          11,409          8,363           6,319          6,538
    Total fees and other
     income before
     security gains              149,369         171,851        141,975         134,341        159,885
  Net gain/(loss)
   on securities (5)             (36,089)         29,154       (305,027)              -         (1,296)
    Total non-
     interest
     income                      113,280         201,005       (163,052)        134,341        158,589
Non-interest expense:
General and
 administrative
  Compensation and
   benefits                      176,851         182,607        149,467         143,778        137,452
  Occupancy and
   equipment                      79,221          78,594         68,155          64,193         61,679
  Technology
   expense                        25,680          25,128         23,114          21,566         22,562
  Outside services                19,920          17,928         16,592          14,755         17,174
  Marketing expense               15,731          14,552         14,548          10,222         15,103
  Other administrative
   expenses                       37,496          33,009         31,417          25,465         27,828
    Total general and
     administrative              354,899         351,818        303,293         279,979        281,798
Other expenses:
  Amortization of
   intangibles                    34,302          34,092         24,225          17,219         17,766
  Other minority
   interest expense and
   equity method expense          10,974          12,850         17,033          16,034         16,406
  Loss on economic
   hedges                              -               -         11,387               -              -
  Proxy and related
   professional fees                   -               -              -          14,337          5,827
  Restructuring and
   other employee
   severance charges              78,668               -              -               -              -
  Merger-related and
   integration charges            10,558          28,403          6,257          (2,798)             -
    Total other
       expenses                  134,502          75,345         58,902          44,792         39,999
      Total non-
       interest
           expense               489,401         427,163        362,195         324,771        321,797
        Income/
         (loss)
         before
         income taxes           (255,050)        220,629       (130,976)        184,528        214,035
    Income tax expense/
     (benefit)                  (125,610)         36,620        (71,920)         43,130         48,540
        Net income/
         (loss)             $   (129,440)   $    184,009   $    (59,056)   $    141,398   $    165,495

(1) Mortgage banking
 activity is
 summarized below:
Gains on sale of
 mortgage loans and
 related securities,
 multifamily loans,
 and home equity loans
 (2) (3)                    $     (7,838)   $     14,665   $      3,136    $      9,762   $     22,708
Net gains/(loss)
 recorded under SFAS
 133                                 821            (423)          (663)          1,090         (1,039)
Mortgage servicing
 fees, net of mortgage
 servicing rights
 amortization                      2,863           3,758          2,051           2,140            914
Mortgage servicing
 right (impairments)
 /recoveries                      (3,452)         (3,671)             -               -          3,918
     Total mortgage
      banking revenues      $     (7,606)   $     14,329   $      4,524    $     12,992   $     26,501

(2) The results for the fourth quarter of 2005 includes a gain of $18.4 million related to the sale of $898 million and $503 million of home equity loans.

(3) Fourth quarter of 2006 includes a $28.2 million lower of cost or market adjustment on the residential loans held for sale, as well as a $5.2 million gain on sale of $455 million of multi-family loans.

(4) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million as well a $14 million commercial loan charge-off.

(5) The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.

                                                     Year to Date
                                           --------------------------------
(dollars in thousands,                         Dec. 31          Dec. 31
 except per share data)                         2006              2005
----------------------------------------   --------------    --------------
Interest and dividend income:
   Interest on interest-earning
    deposits                               $       16,752    $        8,756
   Interest on investment securities
     Available for sale                           600,598           359,692
     Held to maturity                             106,003           189,059
     Other                                         51,414            18,058
   Interest on loans                            3,551,637         2,387,022
       Total interest and dividend
        income                                  4,326,404         2,962,587
Interest expense:
    Deposits and related customer
     accounts                                   1,372,197           624,590
    Borrowings                                  1,132,659           705,908
        Total interest expense                  2,504,856         1,330,498
        Net interest income                     1,821,548         1,632,089
Provision for credit losses (4)                   484,461            90,000
        Net interest income after
         provision for credit losses            1,337,087         1,542,089
Non-interest income:
    Consumer banking fees                         275,952           256,617
    Commercial banking fees                       179,060           149,274
    Mortgage banking revenue (1)                   24,239            88,117
    Capital markets revenue                        17,569            17,821
    Bank owned life insurance income               67,039            47,285
    Other                                          33,677            31,837
       Total fees and other income before
        security gains                            597,536           590,951
     Net gain/(loss) on securities (5)           (311,962)           11,713
        Total non-interest income                 285,574           602,664
Non-interest expense:
General and administrative
     Compensation and benefits                    652,703           538,912
     Occupancy and equipment                      290,163           246,993
     Technology expense                            95,488            84,185
     Outside services                              69,195            60,989
     Marketing expense                             55,053            52,362
     Other administrative expenses                127,387           105,763
         Total general and
          administrative                        1,289,989         1,089,204
Other expenses:
     Amortization of intangibles                  109,838            73,821
     Other minority interest expense and
      equity method expense                        56,891            67,055
     Loss on economic hedges                       11,387                 -
     Proxy and related professional fees           14,337             5,827
     Restructuring and other employee
      severance charges                            78,668             3,982
     Merger-related and integration
      charges                                      42,420            12,744
        Total other expenses                      313,541           163,429
            Total non-interest
             expense                            1,603,530         1,252,633
        Income/ (loss) before income
         taxes                                     19,131           892,120
Income tax expense/ (benefit)                    (117,780)          215,960
        Net income/ (loss)                 $      136,911    $      676,160

(1) Mortgage banking activity is
 summarized below:
Gains on sale of mortgage loans and
 related securities, multifamily
 loans, and home equity loans (2) (3)      $       19,725    $       78,730
Net gains/(loss) recorded under SFAS
 133                                                  825               645
Mortgage servicing fees, net of
 mortgage servicing rights
 amortization                                      10,812             2,798
Mortgage servicing right
 (impairments)/recoveries                          (7,123)            5,944
     Total mortgage banking revenues       $       24,239    $       88,117

(2) The results for the fourth quarter of 2005 includes a gain of $18.4 million related to the sale of $898 million and $503 million of home equity loans.

(3) Fourth quarter of 2006 includes a $28.2 million lower of cost or market adjustment on the residential loans held for sale, as well as a $5.2 million gain on sale of $455 million of multi-family loans.

(4) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million as well a $14 million commercial loan charge-off.

(5) The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                             Quarter Ended
                                                           December 31, 2006
                                             --------------------------------------------
                                                Average
(dollars in thousands)                          Balance       Interest (1)    Yield/Rate
------------------------------------------   -------------   -------------   ------------
Earning assets:
  Investment securities                      $  15,546,680   $     239,227           6.15%
  Loans:
    Commercial                                  24,196,553         437,496           7.18%
    Multi-Family                                 6,103,412          97,708           6.39%
    Consumer:
      Residential mortgages                     17,897,922         252,415           5.64%
      Home equity loans and
       lines of credit                          10,145,548         166,656           6.53%
    Total consumer loans
     secured by real estate                     28,043,470         419,071           5.96%
      Auto Loans                                 4,628,603          74,578           6.39%
      Other                                        427,026           9,375           8.71%
    Total Consumer                              33,099,099         503,024           6.06%
    Total loans                                 63,399,064       1,038,228           6.52%
    Allowance for loan losses                     (544,425)
    Total earning assets                        78,401,319   $   1,277,455           6.49%
Other assets                                    11,743,219
    Total assets                             $  90,144,538

Funding liabilities:
   Deposits and other
    customer related accounts:
         NOW accounts                        $   6,807,893   $      26,160           1.53%
         NOW accounts -
          government &
          wholesale                              3,977,652          51,616           5.15%
         Customer repurchase
          agreements                             1,499,900          17,953           4.75%
         Savings accounts                        4,755,332           7,722           0.64%
         Money market
          accounts                              12,688,091         122,362           3.83%
       Core and other
        customer related
        accounts                                29,728,868         225,813           3.01%
       Time deposits                            16,469,164         195,659           4.71%
       Total                                    46,198,032         421,472           3.62%
   Borrowings:
       Wholesale borrowings                     21,523,167         267,556           4.95%
       Other borrowings                          5,389,251          77,942           5.76%
       Total borrowings                         26,912,418         345,498           5.12%
       Total funding
        liabilities                             73,110,450         766,970           4.17%
Non-interest bearing DDA                         6,596,008
Other liabilities                                1,621,142
       Total liabilities                        81,327,600
Stockholders' equity                             8,816,938
       Total liabilities and
        stockholders'
        equity                               $  90,144,538
Net interest income                                          $     510,485
Interest rate spread                                                                 2.32%
Contribution from interest free funds                                                0.28%
Net interest margin                                                                  2.60%

(1) Tax equivalent basis

                                                             Quarter Ended
                                                          September 30, 2006
                                             --------------------------------------------
                                                Average
(dollars in thousands)                          Balance       Interest (1)    Yield/Rate
------------------------------------------   -------------   -------------   ------------
Earning assets:
  Investment securities                      $  15,886,584   $     241,045           6.06%
  Loans:
    Commercial                                  23,034,009         419,552           7.24%
    Multi-Family                                 6,184,739          95,298           6.16%
    Consumer:
      Residential mortgages                     17,860,553         256,417           5.74%
      Home equity loans and
       lines of credit                          10,519,717         173,914           6.59%
    Total consumer loans
     secured by real estate                     28,380,270         430,331           6.05%
      Auto Loans                                 4,394,903          66,220           5.98%
      Other                                        451,333          10,296           9.05%
    Total Consumer                              33,226,506         506,847           6.08%
    Total loans                                 62,445,254       1,021,697           6.52%
    Allowance for loan losses                     (537,690)
    Total earning assets                        77,794,148   $   1,262,742           6.47%
Other assets                                    12,160,105
    Total assets                             $  89,954,253

Funding liabilities:
   Deposits and other
    customer related accounts:
         NOW accounts                        $   6,526,816   $      22,218           1.33%
         NOW accounts -
          government &
          wholesale                              4,328,149          58,034           5.32%
         Customer repurchase
          agreements                             1,273,055          15,230           4.75%
         Savings accounts                        5,013,163           8,409           0.67%
         Money market
          accounts                              13,067,468         121,062           3.68%
       Core and other
        customer related
        accounts                                30,208,651         224,953           2.95%
       Time deposits                            16,504,794         187,905           4.52%
       Total                                    46,713,445         412,858           3.51%
   Borrowings:
       Wholesale borrowings                     20,847,228         254,407           4.86%
       Other borrowings                          5,606,261          81,799           5.82%
       Total borrowings                         26,453,489         336,206           5.06%
       Total funding
        liabilities                             73,166,934         749,064           4.07%
Non-interest bearing DDA                         6,707,400
Other liabilities                                1,458,009
       Total liabilities                        81,332,343
Stockholders' equity                             8,621,910
       Total liabilities and
        stockholders'
        equity                               $  89,954,253
Net interest income                                          $     513,678
Interest rate spread                                                                 2.40%
Contribution from interest free funds                                                0.24%
Net interest margin                                                                  2.64%

(1) Tax equivalent basis

                                                             Quarter Ended
                                                           December 31, 2005
                                             --------------------------------------------
                                                Average
(dollars in thousands)                          Balance       Interest (1)    Yield/Rate
------------------------------------------   -------------   -------------   ------------
Earning assets:
  Investment securities                      $  12,700,310   $     165,785           5.22%
  Loans:
    Commercial                                  16,515,988         277,924           6.68%
    Multi-Family                                         -               -           0.00%
    Consumer:
      Residential mortgages                     11,859,646         164,689           5.55%
      Home equity loans and
       lines of credit                          10,176,307         148,285           5.80%
    Total consumer loans
     secured by real estate                     22,035,953         312,974           5.67%
      Auto Loans                                 4,454,501          62,528           5.57%
      Other                                        490,069           9,395           7.61%
    Total Consumer                              26,980,523         384,897           5.69%
    Total loans                                 43,496,511         662,821           6.06%
    Allowance for loan losses                     (416,118)
    Total earning assets                        55,780,703   $     828,606           5.92%
Other assets                                     7,707,153
    Total assets                             $  63,487,856

Funding liabilities:
   Deposits and other
    customer related accounts:
         NOW accounts                        $   5,176,007   $       8,867           0.68%
         NOW accounts -
          government &
          wholesale                              4,278,169          44,518           4.13%
         Customer repurchase
          agreements                             1,007,347           8,794           3.46%
         Savings accounts                        3,573,771           6,521           0.72%
         Money market
          accounts                               8,112,584          39,444           1.93%
       Core and other
        customer related
        accounts                                22,147,878         108,144           1.94%
       Time deposits                            10,376,654          93,305           3.57%
       Total                                    32,524,532         201,449           2.46%
   Borrowings:
       Wholesale borrowings                     14,393,317         156,103           4.31%
       Other borrowings                          4,417,688          50,241           4.49%
       Total borrowings                         18,811,005         206,344           4.36%
       Total funding
        liabilities                             51,335,537         407,793           3.15%
Non-interest bearing DDA                         5,340,623
Other liabilities                                1,098,993
       Total liabilities                        57,775,153
Stockholders' equity                             5,712,703
       Total liabilities and
        stockholders'
        equity                               $  63,487,856
Net interest income                                          $     420,813
Interest rate spread                                                                 2.77%
Contribution from interest free funds                                                0.24%
Net interest margin                                                                  3.01%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                              Year to Date
                                                           December 31, 2006
                                             --------------------------------------------
                                                 Average                        Yield/
(dollars in thousands)                           Balance      Interest (1)       Rate
------------------------------------------   -------------   -------------   ------------
Earning assets:
   Investment securities                     $  14,600,283   $     850,163           5.82%
   Loans:
     Commercial                                 20,833,022       1,489,484           7.15%
     Multi-Family                                3,612,737         224,290           6.21%
     Consumer:
       Residential mortgages                    15,770,676         888,546           5.63%
       Home equity loans and lines of
        credit                                  10,119,375         654,760           6.47%
     Total consumer loans secured
      by real estate                            25,890,051       1,543,306           5.96%
       Auto loans                                4,457,932         266,806           5.98%
       Other                                       452,029          37,201           8.23%
     Total Consumer                             30,800,012       1,847,313           6.00%
     Total loans                                55,245,771       3,561,087           6.45%
     Allowance for loan losses                    (489,775)
     Total earning assets                       69,356,279   $   4,411,250           6.36%
Other assets                                    10,139,116
     Total assets                            $  79,495,395

Funding liabilities:
  Deposits and other customer related
   accounts:
    NOW accounts                             $   5,990,180   $      70,303           1.17%
    NOW accounts - government &
     wholesale                                   4,293,111         215,557           5.02%
    Customer repurchase agreements               1,229,845          55,158           4.48%
    Savings accounts                             4,286,355          29,660           0.69%
    Money market accounts                       10,904,581         362,969           3.33%
    Core and other customer related
     accounts                                   26,704,072         733,647           2.75%
    Time deposits                               14,461,441         638,550           4.42%
    Total                                       41,165,513       1,372,197           3.33%
  Borrowings:
    Wholesale borrowings                        18,322,761         854,241           4.66%
    Other borrowings                             5,054,931         278,418           5.51%
    Total borrowings                            23,377,692       1,132,659           4.85%
    Total funding liabilities                   64,543,205       2,504,856           3.88%
Non-interest bearing DDA                         6,020,184
Other liabilities                                1,412,368
    Total liabilities                           71,975,757
Stockholders' equity                             7,519,638
    Total liabilities and
     stockholders' equity                    $  79,495,395
Net interest income                                          $   1,906,394
Interest rate spread                                                                 2.48%
Contribution from interest free funds                                                0.27%
Net interest margin                                                                  2.75%

                                                             Year to Date
                                                           December 31, 2005
                                             --------------------------------------------
                                                 Average                        Yield/
(dollars in thousands)                           Balance       Interest (1)      Rate
------------------------------------------   -------------   -------------   ------------
Earning assets:
  Investment securities                      $  12,246,225   $     626,822           5.12%
  Loans:
    Commercial                                  15,904,425         983,461           6.18%
    Multi-Family                                         -               -           0.00%
    Consumer:
      Residential mortgages                     10,588,935         568,831           5.37%
      Home equity loans and lines of
       credit                                   10,157,824         567,548           5.59%
    Total consumer loans secured by real
     estate                                     20,746,759       1,136,379           5.48%
      Auto loans                                 4,356,121         233,283           5.36%
      Other                                        535,616          40,468           7.56%
    Total Consumer                              25,638,496       1,410,130           5.50%
    Total loans                                 41,542,921       2,393,591           5.76%
    Allowance for loan losses                     (420,879)
    Total earning assets                        53,368,267   $   3,020,413           5.66%
Other assets                                     7,363,707
    Total assets                             $  60,731,974

Funding liabilities:
  Deposits and other customer related
   accounts:
    NOW accounts                             $   5,296,828   $      33,232           0.63%
    NOW accounts - government
     & wholesale                                 3,435,963         120,045           3.49%
    Customer repurchase agreements                 887,614          24,230           2.73%
    Savings accounts                             3,779,333          25,347           0.67%
    Money market accounts                        8,244,406         131,354           1.59%
    Core and other customer related
     accounts                                   21,644,144         334,208           1.54%
    Time deposits                                9,581,336         290,382           3.03%
    Total                                       31,225,480         624,590           2.00%
  Borrowings:
    Wholesale borrowings                        13,459,346         539,990           4.01%
    Other borrowings                             4,247,821         165,918           3.91%
    Total borrowings                            17,707,167         705,908           3.99%
    Total funding liabilities                   48,932,647       1,330,498           2.72%
Non-interest bearing DDA                         5,294,135
Other liabilities                                  831,296
    Total liabilities                           55,058,078
Stockholders' equity                             5,673,896
    Total liabilities and
     stockholders' equity                    $  60,731,974
Net interest income                                          $   1,689,915
Interest rate spread                                                                 2.94%
Contribution from interest free funds                                                0.23%
Net interest margin                                                                  3.17%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

NON-PERFORMING ASSETS

                                        Dec. 31       Sept. 30      June 30       Mar. 31       Dec. 31
(dollars in thousands)                    2006          2006          2006          2006          2005
-----------------------------------   -----------   -----------   -----------   -----------   -----------
Non-accrual loans:
  Consumer:
   Residential mortgages              $    33,682   $    35,365   $    34,812   $    31,874   $    30,393
   Home equity loans and lines
    of credit                              10,312        62,002        63,632        61,078        55,543
   Auto loans                                 191           327           388           363           476
   Other consumer loans                     2,764         1,384         2,524         1,920         1,913
  Total consumer loans                     46,949        99,078       101,356        95,235        88,325
  Commercial real estate                   77,196        64,138        48,494        31,531        31,800
  Commercial and industrial
   and other                               69,207        68,995        69,264        56,035        68,572
  Total non-accrual loans                 193,352       232,211       219,114       182,801       188,697
Restructured loans                            557           570           576           692           777
   Total non-performing
    loans (1)                             193,909       232,781       219,690       183,493       189,474
Real estate owned, net                     22,562        34,775        35,899        13,622        11,411
Other repossessed assets                    5,126         5,500         3,487         3,352         4,678
   Total non-performing
    assets                                221,597       273,056       259,076       200,467       205,563

Non-performing loans as a
 percentage of loans held for
 investment                                  0.35%         0.37%         0.36%         0.41%         0.43%
Non-performing assets as a
 percentage of total assets,
 excluding loans held for
 sale                                        0.27%         0.30%         0.29%         0.31%         0.32%
Non-performing assets as a
 percentage of total loans
 held for investment, real
 estate owned and repossessed
 assets                                      0.40%         0.43%         0.42%         0.44%         0.47%
Allowance for credit losses
 as a percentage of non-
 performing loans                             251%          240%          251%          239%          231%

NET LOAN CHARGE-OFFS

                                         Dec. 31      Sept. 30      June 30       Mar. 31       Dec. 31
Quarters ended (in thousands)             2006          2006          2006          2006          2005
-----------------------------------   -----------   -----------   -----------   -----------   -----------
    Commercial real estate            $      (282)  $     1,188   $     3,938   $      (744)  $       564
    Commercial and
     industrial and other                  18,651         6,402         4,718         8,948         4,877
    Total Commercial                       18,369         7,590         8,656         8,204         5,441

      Residential mortgages                 8,028           422           156           159           554
      Home equity loans
       and lines of credit                399,609        19,909        15,032        10,654         6,998

    Total consumer loans
     secured by real estate               407,637        20,331        15,188        10,813         7,552

      Auto loans                            9,574         7,271         5,678         7,995         9,137
      Other consumer loans                    453           135           (97)        1,286         1,079
    Total Consumer                        417,664        27,737        20,769        20,094        17,768

       Total                          $   436,033   $    35,327   $    29,425   $    28,298   $    23,209

COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT LOSSES

Quarters ended                          Dec. 31       Sept. 30      June 30       Mar. 31       Dec. 31
 (in thousands)                           2006          2006          2006          2006          2005
-----------------------------------   -----------   -----------   -----------   -----------   -----------
Provision for
 loan losses                              364,309        45,437        47,113        30,559        26,263
Provision/(recoveries)
 for unfounded
 commitments                                1,652          (437)       (2,613)       (1,559)         (263)
Total provision for
 credit losses                        $   365,961   $    45,000   $    44,500   $    29,000   $    26,000

Allowance for
 loan losses                              471,030       544,482       537,372       421,860       419,599
Reserve for unfounded
 commitments                               15,255        13,603        14,040        16,653        18,212
Total allowance
 for credit
 losses                               $   486,285   $   558,085   $   551,412   $   438,513   $   437,811

(1) Non-performing loans at December 31, 2006 exclude $21.5 million of residential non-accrual loans and $66.0 million of home equity non- accrual loans that are classified as held for sale.

(2) The fourth quarter of 2006 includes a $14 million commercial loan charge-off.

(3) Fourth quarter of 2006 includes a $7 million charge-off related to the lower of cost or market adjustment on the residential loans held for sale.

(4) The fourth quarter of 2006 includes $382.5 million of charge-offs related to the lower of cost or market adjustment on the correspondent home equity portfolio held for sale.

(5) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                           Dec. 31         Sept. 30          June 30
Quarters ended (in thousands)               2006             2006             2006
------------------------------------   --------------   --------------   --------------
  Demand deposit accounts              $    6,577,583   $    6,687,150   $    6,821,660
  NOW accounts                              7,052,861        6,917,455        6,628,680
  NOW accounts - government
   & wholesale                              3,573,862        3,600,363        4,426,508
  Customer repurchase
   agreements                               1,487,251        1,457,129        1,205,345
  Savings accounts                          4,637,346        4,919,190        5,189,459
  Money market accounts                    12,991,771       12,449,563       12,321,602
  Time deposits                            16,063,880       16,752,764       15,999,234
    Total                              $   52,384,554   $   52,783,614   $   52,592,488

LOAN COMPOSITION - End of period

                                           Dec. 31         Sept. 30          June 30
Quarters ended (in thousands)               2006             2006             2006
------------------------------------   --------------   --------------   --------------
  Commercial real estate               $   11,514,983   $   11,401,902   $   10,817,068
  Commercial industrial loans              12,654,746       11,212,315       10,722,844
  Multi-family                              5,768,451        5,970,795        6,134,167
  Other                                       534,164        1,399,313        1,325,842
Total commercial loans                     30,472,344       29,984,325       28,999,921
    Residential mortgages                  17,404,730       17,817,283       17,236,025
    Home equity loans
     and lines of credit                    9,443,560       10,506,607       10,515,700
Total consumer loans
 secured by real estate                    26,848,290       28,323,890       27,751,725
    Auto loans                              4,848,204        4,431,891        4,399,047
    Other consumer loans                      419,758          437,614          459,418
Total consumer loans                       32,116,252       33,193,395       32,610,190

Total loans                            $   62,588,596   $   63,177,720   $   61,610,111

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                           Dec. 31         Sept. 30          June 30
Quarters ended (in thousands)               2006             2006             2006
------------------------------------   --------------   --------------   --------------
  Demand deposit accounts              $    6,596,008   $    6,707,400   $    5,662,902
  NOW accounts                              6,807,893        6,526,816        5,538,431
  NOW accounts - government
   & wholesale                              3,977,652        4,328,149        4,807,682
  Customer repurchase
   agreements                               1,499,900        1,273,055        1,114,934
  Savings accounts                          4,755,332        5,013,163        3,956,176
  Money market accounts                    12,688,091       13,067,468        9,598,706
  Time deposits                            16,469,164       16,504,794       13,193,359
    Total                              $   52,794,040   $   53,420,845   $   43,872,190

LOAN COMPOSITION - Average

                                           Dec. 31         Sept. 30          June 30
Quarters ended (in thousands)               2006             2006             2006
------------------------------------   --------------   --------------   --------------
  Commercial real estate               $   11,421,431   $   10,869,370   $    8,358,231
  Commercial industrial loans              11,347,975       10,805,007        9,564,869
  Multi-family                              6,103,412        6,184,739        1,992,727
  Other                                     1,427,147        1,359,632        1,189,303
Total commercial loans                     30,299,965       29,218,748       21,105,130
    Residential mortgages                  17,897,922       17,860,553       14,467,374
    Home equity loans and
     lines of credit                       10,145,548       10,519,717       10,129,080
Total consumer loans
 secured by real estate                    28,043,470       28,380,270       24,596,454
    Auto loans                              4,628,603        4,394,903        4,396,659
    Other consumer loans                      427,026          451,333          453,383
Total consumer loans                       33,099,099       33,226,506       29,446,496

Total loans                            $   63,399,064   $   62,445,254   $   50,551,626

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                             Mar. 31          Dec. 31
Quarters ended (in thousands)                 2006             2005
--------------------------------------   --------------   --------------
  Demand deposit accounts                $    5,165,140   $    5,331,659
  NOW accounts                                5,210,717        5,280,872
  NOW accounts- government & wholesale        3,899,288        3,564,003
  Customer repurchase agreements              1,086,010        1,012,574
  Savings accounts                            3,397,183        3,460,292
  Money market accounts                       8,384,317        7,989,846
  Time deposits                              11,677,492       11,338,460
    Total                                $   38,820,147   $   37,977,706

LOAN COMPOSITION - End of period

                                             Mar. 31          Dec. 31
Quarters ended (in thousands)                 2006             2005
--------------------------------------   --------------   --------------
  Commercial real estate                 $    7,128,116   $    7,209,180
  Commercial industrial loans                 8,994,845        8,354,768
  Multi-family                                        -                -
  Other                                       1,127,936        1,071,698
Total commercial loans                       17,250,897       16,635,646
    Residential mortgages                    13,161,773       12,462,802
    Home equity loans and lines
     of credit                                9,892,235        9,793,124
Total consumer loans secured by
 real estate                                 23,054,008       22,255,926
    Auto loans                                4,400,980        4,434,021
    Other consumer loans                        458,528          478,254
Total consumer loans                         27,913,516       27,168,201

Total loans                              $   45,164,413   $   43,803,847

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                             Mar. 31          Dec. 31
Quarters ended (in thousands)                 2006             2005
--------------------------------------   --------------   --------------
  Demand deposit accounts                $    5,086,989   $    5,340,623
  NOW accounts                                5,065,037        5,176,007
  NOW accounts- government & wholesale        4,059,477        4,278,169
  Customer repurchase agreements              1,025,807        1,007,347
  Savings accounts                            3,411,827        3,573,771
  Money market accounts                       8,190,873        8,112,584
  Time deposits                              11,597,261       10,376,654
    Total                                $   38,437,271   $   37,865,155

LOAN COMPOSITION - Average

                                             Mar. 31          Dec. 31
Quarters ended (in thousands)                 2006             2005
--------------------------------------   --------------   --------------
  Commercial real estate                 $    7,193,994   $    7,203,433
  Commercial industrial loans                 8,603,198        8,273,795
  Multi-family                                        -                -
  Other                                       1,087,391        1,038,760
Total commercial loans                       16,884,583       16,515,988
    Residential mortgages                    12,777,623       11,859,646
    Home equity loans
    and lines of credit                       9,673,570       10,176,307
Total consumer loans secured by
 real estate                                 22,451,193       22,035,953
    Auto loans                                4,409,850        4,454,501
    Other consumer loans                        476,946          490,069
Total consumer loans                         27,337,989       26,980,523

Total loans                              $   44,222,572   $   43,496,511

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS
(unaudited)

Operating earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. The table below reconciles our GAAP earnings to operating earnings for EPS purposes.

(dollars in thousands,
except per share data - all
amounts are after tax)

                                                                 Quarter Ended
                                                                 Total dollars
                                 ----------------------------------------------------------------------------
                                    Dec. 31        Sept. 30         June 30         Mar. 31         Dec. 31
                                     2006            2006            2006            2006            2005
                                 ------------    ------------    ------------    ------------    ------------
Net income (loss) as
 reported                        $   (129,440)   $    184,009    $    (59,056)   $    141,398    $    165,495
Dividends on preferred
 stock                                 (3,650)         (1,825)         (2,433)              -               -
Net income available to
 common shareholders                 (133,090)        182,184         (61,489)        141,398         165,495
Contingently
 convertible trust
 preferred interest
 expense, net of tax                        -           6,344               -           6,327           6,354
Net income (loss) for
 EPS purposes                    $   (133,090)   $    188,528    $    (61,489)   $    147,725    $    171,849

Non GAAP adjustments to
 adjust antidilutive EPS
Net income available to
 common shareholders             $   (133,090)   $    182,184    $    (61,489)   $    141,398    $    165,495
Trust IV expense, net
 of tax                                 6,354           6,344           6,335           6,327           6,354
Antidilutive net
 income/(loss) for
 operating EPS
 calculation                     $   (126,736)   $    188,528    $    (55,154)   $    147,725    $    171,849

Reconciliation to
 Operating earnings EPS
Net income (loss) for
 Operating earnings EPS
 purposes                        $   (126,736)   $    188,528    $    (55,154)   $    147,725    $    171,849
  Merger related and
   integration costs                    6,863          18,463           4,067          (1,819)              -
  Provision for loan
   losses- Independence /
   SFC                                192,374               -           8,125               -               -
  Loss on economic hedges                   -               -           7,402               -               -
  Loss on investment
   restructuring                       27,961               -         154,884               -               -
  Loss on mortgage
   banking loan sale
   restructuring charges               14,954               -               -               -               -
  Loss on restructuring
   and other employee
   severance charges                   51,134               -               -               -               -
  Impairment on FNMA and
   FHLMC preferred stock                    -               -          43,875               -               -
  Proxy and professional
   fees                                     -               -               -           9,319           3,788
Operating earnings for
 EPS purposes                    $    166,550    $    206,991    $    163,199    $    155,225    $    175,637

Weighted average
 diluted shares for
 GAAP EPS                             473,404         506,135         412,000         410,366         409,581
Add back of diluted
 shares for operating
 EPS not factored into
 GAAP diluted shares
 due to antidilution (1)               34,583               -          33,599               -               -
Adjusted weighted
 average diluted shares
 for Operating EPS                    507,987         506,135         445,599         410,366         409,581

(1) Due to the GAAP net loss recorded in the fourth and second quarters of 2006, the conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the quarters ended December 31, 2006 and June 30, 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

                                                                               Quarter Ended
                                                                                Per share
                                               ---------------------------------------------------------------------------
                                                  Dec. 31        Sept. 30        June 30         Mar. 31         Dec. 31
                                                   2006            2006           2006            2006            2005
                                               ------------    ------------   ------------    ------------    ------------
Net income (loss) as reported
Dividends on preferred stock
Net income available to common
 shareholders
Contingently convertible trust
 preferred interest expense, net of
 tax
Net income (loss) for EPS purposes             $      (0.28)   $       0.37   $      (0.15)   $       0.36    $       0.42

Non GAAP adjustments to adjust
 antidilutive EPS
Net income available to common
 shareholders
Trust IV expense, net of tax
Antidilutive net income/(loss) for
 operating EPS calculation

Reconciliation to Operating earnings
 EPS
Net income (loss) for Operating
 earnings EPS purposes                         $      (0.25)   $       0.37   $      (0.12)   $       0.36    $       0.42
  Merger related and integration costs                 0.01            0.04           0.01           (0.00)              -
  Provision for loan losses-
   Independence / SFC                                  0.38               -           0.02               -               -
  Loss on economic hedges                                 -               -           0.02               -               -
  Loss on investment restructuring                     0.06               -           0.34               -               -
  Loss on mortgage banking loan sale
   restructuring charges                               0.03               -              -               -               -
  Loss on restructuring and other
   employee severance charges                          0.10               -              -               -               -
  Impairment on FNMA and FHLMC
   preferred stock                                        -               -           0.10               -               -
  Proxy and professional fees                             -               -              -            0.02            0.01
Operating earnings for EPS purposes            $       0.33    $       0.41   $       0.37    $       0.38    $       0.43

Weighted average diluted shares for
 GAAP EPS
Add back of diluted shares for operating
 EPS not factored into GAAP diluted
 shares due to antidilution (1)
Adjusted weighted average diluted
 shares for Operating EPS

(1) Due to the GAAP net loss recorded in the fourth and second quarters of 2006, the conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the quarters ended December 31, 2006 and June 30, 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

                                                                      Year to Date
                                               ----------------------------------------------------------
                                                      Total dollars                   Per Share
                                               ----------------------------   ---------------------------
                                                  Dec. 31         Dec. 31        Dec. 31        Dec. 31
                                                   2006            2005           2006           2005
                                               ------------    ------------   ------------   ------------
Net income (loss) as reported                  $    136,911    $    676,160
Dividends on preferred stock                         (7,908)              -
Net income available to common
 shareholders                                       129,003         676,160
Contingently convertible trust
 preferred interest expense, net of
 tax                                                      -          25,427
Net income (loss) for EPS purposes             $    129,003    $    701,587   $       0.30   $       1.69

Non GAAP adjustments to adjust
 antidilutive EPS
Net income available to common
 shareholders                                  $    129,003    $    676,160
Trust IV expense, net of tax                         25,360          25,427
Antidilutive net income/(loss) for
 operating EPS calculation                     $    154,363    $    701,587

Reconciliation to Operating earnings
 EPS
Net income (loss) for Operating
 earnings EPS purposes                         $    154,363    $    701,587   $       0.33   $       1.69
  Merger related and integration costs               27,574           8,284           0.06           0.02
  Provision for loan losses-
   Independence / SFC                               200,499               -           0.43              -
  Loss on economic hedges                             7,402               -           0.02              -
  Loss on investment restructuring                  182,845               -           0.39              -
  Loss on mortgage banking loan sale
   restructuring charges                             14,954               -           0.03              -
  Loss on restructuring and other
   employee severance charges                        51,134           2,589           0.11           0.01
  Impairment on FNMA and FHLMC
   preferred stock                                   43,875               -           0.10              -
  Proxy and professional fees                         9,319           3,788           0.02           0.01
Operating earnings for EPS purposes            $    691,965    $    716,248   $       1.48   $       1.72

Weighted average diluted shares for
 GAAP EPS                                           433,908         415,996
Add back of diluted shares for
 operating EPS not factored into GAAP
 diluted shares due to antidilution (1)              33,840               -
Adjusted weighted average diluted
 shares for Operating EPS                           467,748         415,996

(1) Due to the GAAP net loss recorded in the fourth and second quarters of 2006, the conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the quarters ended December 31, 2006 and June 30, 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
(unaudited)

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                              Quarter Ended
                                           ----------------------------------------------------
                                               Dec. 31           Sept. 30            June 30
                                                2006               2006               2006
                                           --------------     --------------     --------------
Average Equity                             $    8,816,938     $    8,621,910     $    6,698,547
Average Goodwill                               (4,992,610)        (4,932,536)        (3,452,687)
Average CDI and other intangibles                (519,891)          (611,329)          (342,279)
Average Tangible Equity                         3,304,437          3,078,045          2,903,581

Operating Return on Average Equity                   7.49%              9.52%              9.77%
   Effect of Goodwill                               11.32%             15.26%             11.62%
   Effect of CDI and other intangibles               1.18%              1.89%              1.15%
Tangible Return on Average Equity                   20.00%             26.68%             22.54%

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                       Quarter Ended
                                             ---------------------------------
                                                 Mar. 31            Dec. 31
                                                  2006               2005
                                             --------------     --------------
Average Equity                               $    5,896,739     $    5,712,703
Average Goodwill                                 (2,716,324)        (2,714,150)
Average CDI and other intangibles                  (207,908)          (225,049)
Average Tangible Equity                           2,972,507          2,773,504

Operating Return on Average Equity                    10.68%             12.20%
   Effect of Goodwill                                  9.76%             11.93%
   Effect of CDI and other intangibles                 0.75%              0.99%
Tangible Return on Average Equity                     21.18%             25.12%

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                       Year-to-Date
                                             ---------------------------------
                                                 Dec. 31            Dec. 31
                                                  2006               2005
                                             --------------     --------------
Average Equity                                    7,519,638          5,673,896
Average Goodwill                                 (4,029,857)        (2,666,113)
Average CDI and other intangibles                  (421,730)          (249,934)
Average Tangible Equity                           3,068,051          2,757,849

Operating Return on Average Equity                     9.20%             12.62%
   Effect of Goodwill                                 12.09%             12.20%
   Effect of CDI and other intangibles                 1.26%              1.14%
Tangible Return on Average Equity                     22.55%             25.97%

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

Purchase of Independence Community Bank Corp. ("Independence")

On June 1, 2006, Sovereign completed the purchase of Independence and the results of its operations are included from the purchase date through June 30, 2006. Sovereign made a cash payment of $3.6 billion to acquire and convert all outstanding Independence common shares and outstanding equity awards at $42 per share. The preliminary purchase price was allocated to acquired assets and liabilities of Independence based on fair value as of June 1, 2006. The company is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.

Assets and Liabilities Acquired from Independence:

(dollars in millions)
-----------------------
Assets                                    Liabilities
Investments               $  3,126.7      Deposits:
Loans:                                       Core                   $   6,960.8
   Multifamily               5,571.2         Time                       4,070.1
   Commercial                5,313.3            Total deposits         11,030.9
   Consumer                    517.2      Borrowings and other
   Residential                             debt obligations             5,488.8
    mortgages                1,829.0      Other liabilities               586.8
      Total loans           13,230.7
Less allowance                               Total liabilities      $  17,106.5
 for loan losses               (97.8)
      Total loans, net      13,132.9
Cash paid, net
 of cash acquired           (2,713.2)
Bank owned
 life insurance                343.3
Premises and
 equipment, net                167.9
Other assets                   371.9
Core deposit and
 other intangibles             394.2
Goodwill                     2,282.8

   Total assets           $ 17,106.5

SOURCE  Sovereign Bancorp, Inc.
    -0-                             01/17/2007
    /CONTACT: FINANCIAL CONTACTS: Mark McCollom, +1-610-208-6426, mmccollo@sovereignbank.com, or Stacey Weikel, +1-610-208-6112, sweikel@sovereignbank.com; MEDIA CONTACT: Ed Shultz, +1-610-378-6159, eshultz1@sovereignbank.com, all of Sovereign Bancorp, Inc./
    /Web site:  http://www.sovereignbank.com /
    (SOV)